Exhibit 99.1

ICON Leasing Fund Eleven, LLC

Portfolio Overview

First Quarter 2014

Table of Contents

Introduction to Portfolio Overview	1

Dispositions Following the Quarter	1

Portfolio Overview	2

Revolving Line of Credit	3

Performance Analysis	3

Transactions with Related Parties	3

Financial Statements	5

Forward Looking Statements	9

Additional Information	9

ICON Leasing Fund Eleven, LLC

As of August 31, 2014

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the quarter ended March 31, 2014. References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $365,198,690 commencing with its initial offering on April 21, 2005 through the closing of the offering on April 21, 2007. On May 1, 2014, we commenced our liquidation period, which we expect to continue for approximately one year, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

Dispositions Following the Quarter

The Fund disposed of the following investments following the quarter ended March 31, 2014:

NTS Communications, Inc.
Structure:	Loan	Collateral:	Telecommunications equipment.
Disposition Date:	6/6/2014
The Fund's Investment:	$3,300,000
Total Proceeds Received:	$3,953,000

SAExploration, Inc.
Structure:	Loan	Collateral:	Seismic imaging equipment.
Disposition Date:	7/2/2014
The Fund's Investment:	$5,400,000
Total Proceeds Received:	$7,252,000

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Disposition Date:	6/30/2014
The Fund's Investment:	$1,979,000
Total Proceeds Received:	$2,240,000

ICON Leasing Fund Eleven, LLC

Portfolio Overview

As of March 31, 2014, our portfolio consisted of the following investments:

Heuliez SA
Structure:	Lease	Collateral:	Auto parts manufacturing equipment.
Expiration Date:	12/31/2014

ZIM Integrated Shipping Services, Ltd.
Structure:	Loan	Collateral:	The original collateral, consisting of four containership vessels, was sold during the period of November 2010 through March 2011.
Maturity Date:	9/30/2014

SAExploration, Inc.
Structure:	Loan	Collateral:	Seismic imaging equipment.
Maturity Date:	11/28/2016

NTS Communications, Inc.
Structure:	Loan	Collateral:	Telecommunications equipment.
Maturity Date:	7/1/2017

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Expiration Dates:	9/30/2015
8/31/2016

ICON Leasing Fund Eleven, LLC

Revolving Line of Credit

On May 10, 2011, the Fund entered into an agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which was secured by all of the Fund’s assets not subject to a first priority lien.

On January 8, 2014, the Facility with CB&T was terminated.  There were no obligations outstanding as of the date of the termination.

Performance Analysis

Capital Invested as of March 31, 2014	$462,506,880
Leverage Ratio	0.1:1*
% of Receivables Collected for the Quarter Ended March 31, 2014	80.43%**
*    Leverage ratio is defined as total liabilities divided by total equity.
**   Collections as of August 31, 2014. The uncollected receivables relate to our investment with ZIM Integrated Shipping Services, Ltd.

Transactions with Related Parties
We entered into certain agreements with our Manager and with ICON Securities, LLC (“ICON Securities”), a wholly-owned subsidiary of our Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments.  For a more detailed analysis of the fees payable to our Manager, please see the Fund’s prospectus. In addition, our Manager may be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We did not pay any distributions to our Manager during the three months ended March 31, 2014 and 2013. Additionally, our Manager’s interest in the net income attributable to us was $5,056 and $5,040 for the three months ended March 31, 2014 and 2013, respectively.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties (continued)

Although our Manager continues to provide the services described above, our Manager has waived the following fees in relation to services provided during the three months ended March 31, 2014 and 2013:

			Three Months Ended March 31,
Entity	Capacity	Description	2014	2013
ICON Capital, LLC	Manager	Management fees	$157,434	$646,918
ICON Capital, LLC	Manager	Administrative expense reinbursements	142,211	197,463
ICON Capital, LLC	Manager	Acquisition fees	-	99,000
			$299,645	$943,381

At March 31, 2014 and December 31, 2013, we had no related party receivable or payable.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Balance Sheets

	March 31,
	2014	December 31,
	(unaudited)	2013
Assets
Current assets:
Cash and cash equivalents	$19,627,002	$16,626,672
Current portion of net investment in notes receivable	5,968,905	7,340,974
Assets held for sale	1,549,655	1,551,590
Income tax receivable	1,525,563	1,525,563
Other current assets	149,594	36,231
Total current assets	28,820,719	27,081,030
Non-current assets:
Net investment in notes receivable, less current portion	7,943,894	8,009,255
Leased equipment at cost (less accumulated depreciation
of $3,777,175 and $2,091,462, respectively)	13,640,108	15,325,821
Investment in joint ventures	12,574,334	12,162,693
Other non-current assets	87,516	86,215
Total non-current assets	34,245,852	35,583,984
Total assets	$63,066,571	$62,665,014

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$5,970,401	$5,540,855
Total liabilities	5,970,401	5,540,855

Commitments and contingencies

Equity:
Members’ equity:
Additional members	55,545,780	55,045,259
Manager	(2,666,895)	(2,671,951)
Accumulated other comprehensive income	278,160	279,991
Total members' equity	53,157,045	52,653,299
Noncontrolling interests	3,939,125	4,470,860
Total equity	57,096,170	57,124,159
Total liabilities and equity	$63,066,571	$62,665,014

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Comprehensive Income (unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue and other income:
Finance income	$473,370	$1,379,738
Rental income	2,076,735	743,231
Income (loss) from investment in joint ventures	411,641	(412)
Total revenue and other income	2,961,746	2,122,557
Expenses:
General and administrative	668,927	434,772
Depreciation	1,685,713	398,272
Interest	8,507	169,945
Gain on derivative financial instruments	(4,070)	(29,926)
Loss on disposition of assets of foreign investment	-	610,732
Total expenses	2,359,077	1,583,795
Income before income taxes	602,669	538,762
Income tax benefit	-	109,616
Net income	602,669	648,378
Less: net income attributable to noncontrolling interests	97,092	144,397
Net income attributable to Fund Eleven	505,577	503,981

Other comprehensive (loss) income:
Currency translation adjustments during the period	(1,831)	(137,136)
Currency translation adjustments reclassified to net income	-	610,732
Total other comprehensive (loss) income	(1,831)	473,596
Comprehensive income	600,838	1,121,974
Less: comprehensive income attributable to noncontrolling interests	97,092	144,397
Comprehensive income attributable to Fund Eleven	$503,746	$977,577

Net income attributable to Fund Eleven allocable to:
Additional members	$500,521	$498,941
Manager	5,056	5,040
	$505,577	$503,981
Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,656
Net income attributable to Fund Eleven per weighted average
additional share of limited liability company interests outstanding	$1.38	$1.38

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statement of Changes in Equity

	Members' Equity
				Accumulated
	Additional Shares			Other	Total
	of Limited Liability	Additional		Comprehensive	Members'	Noncontrolling	Total
	Company Interests	Members	Manager	Income	Equity	Interests	Equity
Balance, December 31, 2013	362,656	$55,045,259	$(2,671,951)	$279,991	$52,653,299	$4,470,860	$57,124,159

Net income	-	500,521	5,056	-	505,577	97,092	602,669
Currency translation adjustments	-	-	-	(1,831)	(1,831)	-	(1,831)
Distributions	-	-	-	-	-	(628,827)	(628,827)
Balance, March 31, 2014 (unaudited)	362,656	$55,545,780	$(2,666,895)	$278,160	$53,157,045	$3,939,125	$57,096,170

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$602,669	$648,378
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	(48,752)	(102,660)
(Income) loss from investment in joint ventures	(411,641)	412
Depreciation	1,685,713	398,272
Gain on derivative financial instruments	(4,070)	(29,926)
Deferred tax benefit	-	(109,616)
Interest expense other	8,389	-
Loss on disposition of assets of foreign investment	-	610,732
Changes in operating assets and liabilities:
Collection of finance leases	-	301,608
Other assets	(110,600)	88,295
Accrued expenses and other liabilities	421,162	414,140
Due from Manager and affiliates	-	1,372
Net cash provided by operating activities	2,142,870	2,221,007
Cash flows from investing activities:
Investment in note receivable	-	(836,000)
Principal received on notes receivable	1,486,183	1,388,200
Proceeds from sales of leased equipment	-	5,107,083
Principal received on mortgage note receivable	-	16,970,813
Net cash provided by investing activities	1,486,183	22,630,096
Cash flows from financing activities:
Distributions to noncontrolling interests	(628,827)	(334,573)
Net cash used in financing activities	(628,827)	(334,573)
Effects of exchange rates on cash and cash equivalents	104	(12,348)
Net increase in cash and cash equivalents	3,000,330	24,504,182
Cash and cash equivalents, beginning of period	16,626,672	6,963,672
Cash and cash equivalents, end of period	$19,627,002	$31,467,854

ICON Leasing Fund Eleven, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Dispositions Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.